EXHIBIT D
                               FROM TAX DEPARTMENT



                       CENTRAL AND SOUTH WEST CORPORATION
                            AND SUBSIDIARY COMPANIES

                        AGREEMENT FOR FILING CONSOLIDATED
                        FEDERAL INCOME TAX RETURN AND FOR
                       ALLOCATION OF CONSOLIDATED FEDERAL
                       INCOME TAX LIABILITIES AND BENEFITS

                              DATED APRIL 30, 1999

      Central and South West Corporation, a registered public utility holding company, and its Subsidiaries (collectively referred to as "the Parties") hereby agree to annually join in the filing of a consolidated Federal income tax return and to allocate the consolidated Federal income tax liabilities and benefits among the members of the consolidated group in accordance with the provisions of this Agreement.

1.      Parties To The Agreement
                                                      Federal Employer
        Company and Address                           Identification Number
        ------------------------------------------------------------------------

        Central and South West Corporation            51-0007707
        Dallas, Texas

        Central Power and Light Company               74-0550600
        Corpus Christi, Texas

        Public Service Company of Oklahoma            73-0410895
        Tulsa, Oklahoma

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        Southwestern Electric Power Company           72-0323455
        Shreveport, Louisiana

        West Texas Utilities Company                  75-0646790
        Abilene, Texas

        Central and South West Services, Inc.         75-1296566
        Dallas, Texas

        CSW Leasing, Inc.                             75-2013749
        Dallas, Texas

        CSW Credit, Inc.                              75-2055555
        Dallas, Texas

        CSW Energy, Inc.                              75-1901710
        Dallas, Texas

        CSW Power Marketing, Inc.                     75-2696741
        Dallas, Texas

        Ash Creek Mining Company                      73-1008093
        Tulsa, Oklahoma

        Southwest Arkansas Utilities Corp.            71-6052763
        DeQueen, Arkansas

        CSW Development-I, Inc.                       75-2370921
        Dallas, Texas

        CSW Development-II, Inc.                      75-2439272
        Dallas, Texas

        CSW Ft. Lupton, Inc.                          75-2474488
        Dallas, Texas

        Noah I Power G.P., Inc.                       33-0489753
        Dallas, Texas

        CSW Orange, Inc.                              75-2505862
        Dallas, Texas

        C3 Communications, Inc.                       75-2548781
        Dallas, Texas

        CSWC Southwest Holding, Inc.                  74-2803758
        Dallas, Texas

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        CSWC TeleChoice Management, Inc.              74-2803759
        Dallas, Texas

        CSWC TeleChoice, Inc.                         74-2803760
        Dallas, Texas

        CSW International, Inc.                       75-2569322
        Dallas, Texas

        CSW Mulberry, Inc.                            75-2523281
        Dallas, Texas

        Newgulf Power Venture, Inc.                   75-2562614
        Dallas, Texas

        CSW Nevada, Inc.                              75-2562610
        Dallas, Texas

        Enershop, Inc.                                75-2613053
        Dallas, Texas

        Envirothem                                    75-1797088
        Dallas, Texas

        CSW International (U.K.), Inc.                75-2638928
        Dallas, Texas

        CSW International Two, Inc.                   75-2638929
        Dallas, Texas

        CSW International Three, Inc.                 75-2638930
        Dallas, Texas

        CSW Mulberry II, Inc.                         75-2562612
        Dallas, Texas

        CSW Orange II, Inc.                           75-2562609
        Dallas, Texas

        CSW Development-3, Inc.                       75-2638922
        Dallas, Texas

        CSW Northwest GP, Inc.                        75-2638926
        Dallas, Texas

        CSW Northwest LP, Inc.                        75-2638925
        Dallas, Texas

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        CSW Sweeny GP I, Inc.                         75-2627173
        Dallas, Texas

        CSW Sweeny GP II, Inc.                        75-2627175
        Dallas, Texas

        CSW Sweeny LP I, Inc.                         75-2627176
        Dallas, Texas

        CSW Sweeny LP II, Inc.                        75-2627177
        Dallas, Texas

        CSW Energy Services, Inc.                     75-2730186
        Dallas, Texas

        CSW Services International, Inc.              75-2747384
        Dallas, Texas

        Latin American Energy Holding, Inc.           75-2731945
        Dallas, Texas

        CSW Eastex GP I, Inc.                         75-2785545
        Dallas, Texas

        CSW Eastex GP II, Inc.                        75-2785546
        Dallas, Texas

        CSW Eastex LP I, Inc.                         75-2785548
        Dallas, Texas

        CSW Eastex LP II, Inc.                        75-2785547
        Dallas, Texas

        CSW Frontera GP I, Inc.                       75-2747382
        Dallas, Texas

        CSW Frontera GP II, Inc.                      75-2747380
        Dallas, Texas

        CSW Frontera LP I, Inc.                       75-2747376
        Dallas, Texas

        CSW Frontera LP II, Inc.                      75-2747374
        Dallas, Texas

        Southwestern Wholesale Electric Co.           74-2907049
        Dallas, Texas

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2.    DEFINITIONS
      "Consolidated tax" is the aggregate current Federal income tax liability for a tax year, being the tax shown on the consolidated Federal income tax return and any adjustments thereto.

      "Corporate taxable income" is the taxable income of a subsidiary company for a tax year, computed as though such company had filed a separate return on the same basis as used in the consolidated return, except that dividend income from subsidiary companies shall be disregarded, and other intercompany transactions, eliminated in consolidation, shall be given appropriate effect.

      "Corporate taxable loss" is the taxable loss of a subsidiary company for a tax year, computed as though such company had filed a separate return on the same basis as used in the consolidated return, except that dividend income from subsidiary companies shall be disregarded, and other intercompany transactions, eliminated in consolidation, shall be given appropriate effect.

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      These  definitions  shall  apply,  as  appropriate,  in the context of the
      Alternative Minimum Tax ("AMT").

3.    TAX ALLOCATION PROCEDURES
      The consolidated tax shall be allocated among the members of the group consistent with Rule 45(c) of the Public Utility Holding Company Act of 1935, utilizing the "separate return corporate taxable income" method, in the following manner:
            (a) Intercompany transactions eliminated by consolidation entries which affect the consolidated taxable income will be restored to the appropriate member for the purpose of computing separate return corporate taxable income or loss.

            (b) The consolidated regular tax, exclusive of the AMT & Foreign Tax Credit ("FTC") and calculated prior to the reduction for any credits including the AMT & FTC credit, will be allocated among the members of the group based on the ratio of each member's separate return

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            corporate  taxable  income to the total  separate  return  corporate taxable income.

            (c) The consolidated AMT will be allocated among the members of the group based on the ratio of each member's separate return corporate Alternative Minimum Taxable Income ("AMTI") to the total separate corporate return AMTI.

            (d) Each member of the group having a separate return corporate taxable loss will be included in the allocation of the regular consolidated tax. Such loss members will receive current payment for the reduction in the regular consolidated tax liability resulting from the inclusion of the losses of such members in the consolidated return.

            Any regular tax savings in consolidation will be allocated to the members of the group having separate return corporate taxable income as provided in sub-section (b).

            If the aggregate of the member's separate return corporate taxable losses are not entirely utilized on the current year's consolidated

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            return,  the  consolidated carry-back  to  the applicable  prior tax year(s) will be allocated in accordance with section 6.

            (e) The tax allocated to any member of the group shall not exceed the separate return tax of such member.

            (f) General business credits, other tax credits and capital losses shall be equitably allocated to those members whose investments or contributions generated the credit or capital loss.

            If the credit or capital loss can not be entirely utilized to offset consolidated tax, the credit or capital loss carryover shall be equitably allocated on a separate return basis to those members whose investments or contributions generated the credit or capital loss.

            (g) In the event a portion of the consolidated AMT is not allocable to members because of the limitation in sub-section (e), the parent corporation will pay the unallocated AMT. Such unallocated AMT will

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            be carried  forward,  and, if  appropriate,  allocated to applicable members in subsequent taxable years to the extent allowed under sub-section (e). If any remaining unallocated AMT is recovered on a consolidated basis in a subsequent year by the reduction of the consolidated regular tax by the AMT credit, the parent corporation will receive the entire tax benefit of such recovery until the unallocated AMT is eliminated.

4.   EXCLUDED SUBSIDIARY COMPANIES
      Prior to the 1991 tax year, CSW Leasing, Inc. and CSW Energy, Inc. were excluded from the tax allocation pursuant to Rule 45(c)(4) and the tax benefits attributable to such companies' losses and credits were allocated to the parent corporation. These excluded companies retain separate return carryover rights for the losses and credits availed of by the parent corporation through the consolidated return. On future consolidated tax allocations, the parent corporation shall pay such companies for the previously allocated tax benefits to the extent the companies are able to

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      offset separate return corporate taxable income with such carryovers.

5.    PARENT CORPORATION LOSS
      Any regular tax savings in consolidation from the parent corporation, excluding the effects of extraordinary items, shall be allocated to those members which have separate return corporate taxable income in the same manner as the consolidated tax is allocated. Members having a separate return corporate taxable loss will not participate in the allocation of the parent company loss.
6.    TAX ADJUSTMENTS
      In the event the consolidated tax liability is subsequently revised by Internal Revenue Service audit adjustments, amended returns, claims for refund, or otherwise, such changes shall be allocated in the same manner as though the adjustments on which they are based had formed part of the original consolidated return.

7.    EFFECTIVE DATE
      This Agreement is effective for the allocation of the current Federal income tax liabilities of the Parties for the tax year 1998 and all

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      subsequent years until this Agreement is revised in writing.

8.    APPROVAL
      This Agreement is subject to the approval of the Securities and Exchange Commission. A copy of this Agreement will be filed as an exhibit to the Form U5S Annual Report to the Securities and Exchange Commission by Central and South West Corporation for the year ended December 31, 1998.

      Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned, duly authorized, have signed this Agreement on behalf of the Parties indicated.

                                   Central and South West Corporation


                           By
                                   /s/ Lawrence B. Connors
                                   Lawrence B. Connors, Controller



                                   Central and South West Services, Inc.


                           By      /s/ E.R. Brooks
                                   Chairman and Chief Executive Officer

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                                   Central Power and Light Company


                           By      /s/ Gonzalo Sandoval
                                   President



                                   Public Service Company of Oklahoma


                           By      /s/ T.D. Churchwell
                                   President



                                   Southwestern Electric Power Company


                           By      /s/ Michael H. Madison
                                   President



                                   West Texas Utilities Company


                           By      /s/ Paul Brower
                                   President



                                   CSW Energy, Inc.
                                   CSW Development-I, Inc.
                                   CSW Development-II, Inc.
                                   CSW Development-3, Inc.
                                   CSW Ft. Lupton, Inc.
                                   Noah I Power G.P., Inc.
                                   CSW Orange, Inc.
                                   CSW Orange II, Inc.
                                   CSW Northwest GP, Inc.
                                   CSW Northwest LP, Inc.

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                                   CSW Sweeny GP I, Inc.
                                   CSW Sweeny GP II, Inc.
                                   CSW Sweeny LP I, Inc.
                                   CSW Sweeny LP II, Inc.
                                   CSW Mulberry, Inc.
                                   CSW Mulberry II, Inc.
                                   Newgulf Power Venture, Inc.
                                   CSW Nevada, Inc.
                                   CSW Eastex GP I, Inc.
                                   CSW Eastex GP II, Inc.
                                   CSW Eastex LP I, Inc.
                                   CSW Eastex LP II, Inc.
                                   CSW Frontera GP I, Inc.
                                   CSW Frontera GP II, Inc.
                                   CSW Frontera LP I, Inc.
                                   CSW Frontera LP II, Inc.


                           By      /s/ Terry D. Dennis
                                   President and Chief Executive Officer



                                   CSW Credit, Inc.


                           By      /s/ Glenn D. Rosilier
                                   President



                                   CSW Leasing, Inc.


                           By      /s/ Glenn D. Rosilier
                                   President



                                   CSW Energy Services, Inc.
                                   Enershop, Inc.
                                   Envirotherm


                           By      /s/ Richard H. Bremer
                                   President

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                                   Ash Creek Mining Company


                           By      /s/ E. Michael Williams
                                   President




                                   Southwest Arkansas Utilities Corporation


                           By      /s/ Thomas H. DeWeese
                                   President



                                   C3 Communications, Inc.
                                   CSWC Southwest Holding, Inc.
                                   CSWC TeleChoice Management, Inc.
                                   CSWC TeleChoice, Inc.


                           By      /s/ Richard H. Bremer
                                   President



                                   CSW Services International, Inc.
                                   CSW International, Inc.
                                   CSW International (U.K.), Inc.
                                   CSW International Two, Inc.
                                   CSW International Three, Inc.
                                   Latin American Energy Holdings, Inc.


                           By      /s/ Terry D. Dennis
                                   President

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                                   CSW Power Marketing, Inc.


                           By      /s/ Terry D. Dennis
                                   President


                                   Southwestern Wholesale Electric Company


                           By      /s/ Michael H. Madison
                                   President

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